Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-133243

                                   PROSPECTUS

                                     QUEST
                              Resource Corporation

                               [GRAPHIC OMITTED]



                        13,588,591 Shares of Common Stock

                          ---------------------------

        This prospectus relates to the offer and sale of shares of our common stock by the selling stockholders. The shares to be sold by the selling stockholders were obtained from us in a private placement of our common stock. The selling stockholders or their permitted transferees or other successors in interest may offer and sell these shares of common stock from time to time.

        The selling stockholders or their permitted transferees or other successors in interest may, but are not required to, sell their common stock in a number of different ways and at varying prices. See "Plan of Distribution" on page 19 for a further description of how the selling stockholders may dispose of the shares covered by this prospectus.

        We will not receive any of the proceeds from sales of common stock made by the selling stockholders pursuant to this prospectus.

        Our common stock trades on The Nasdaq National Market under the symbol "QRCP." On June 9, 2006, the last reported sale price of our common stock on The Nasdaq National Market was $16.00 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page 4.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is June 12, 2006.

                                TABLE OF CONTENTS

                                                                            Page

About this Prospectus..........................................................1
Forward-Looking Statements.....................................................1
About Quest Resource Corporation...............................................3
Risk Factors...................................................................4
Use of Proceeds................................................................4
The Selling Stockholders.......................................................4
Plan of Distribution..........................................................19
Future Transactions...........................................................21
Legal Matters.................................................................21
Experts.......................................................................22
How to Obtain More Information................................................22
Incorporation of Information Filed with the SEC...............................22
Glossary of Natural Gas Terms.................................................24

                              ABOUT THIS PROSPECTUS

        This prospectus is part of a resale registration statement. The selling stockholders may sell some or all of their shares in one or more transactions from time to time.

        We have provided definitions of some of the industry terms used in this prospectus in the "Glossary of Natural Gas Terms."

        This prospectus highlights selected information about us and our common stock but does not contain all information that you should consider before investing in the shares. You should read this entire prospectus and the documents incorporated by reference herein carefully, including the "Risk Factors" beginning on page 4.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission ("SEC") and incorporate by reference in this prospectus, is accurate only as of the date of the documents containing the information. In this prospectus, references to "Quest", "we", "our" and "us" refer to Quest Resource Corporation, its subsidiaries and predecessors.

                           FORWARD-LOOKING STATEMENTS

        This prospectus, and the documents incorporated by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact may be deemed to be forward-looking statements. Examples of forward-looking statements include, but are not limited to:

        o projections and estimates concerning the timing and success of specific projects;

        o       financial position;

        o       business strategy;

        o       budgets;

        o       amount, nature and timing of capital expenditures;

        o       drilling of wells;

        o       acquisition and development of natural gas and oil properties;

        o       timing and amount of future production of natural gas and oil;

        o       operating costs and other expenses;

        o estimated future net revenues from natural gas and oil reserves and the present value thereof;

        o       cash flow and anticipated liquidity; and

        o       other plans and objectives for future operations.

        When we use the words "believe," "intend," "expect," "may," "will," "should," "anticipate," "could," "estimate," "plan," "predict," "project," or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this prospectus speak only as of the date of this prospectus. We caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

        o       our ability to implement our business strategy;

        o the extent of our success in discovering, developing and producing reserves, including the risks inherent in exploration and development drilling, well completion and other development activities;

        o fluctuations in the commodity prices for natural gas and crude oil;

        o engineering and mechanical or technological difficulties with operational equipment, in well completions and workovers, and in drilling new wells;

        o       land issues;

        o the effects of government regulation and permitting and other legal requirements;

        o       labor problems;

        o       environmental related problems;

        o the uncertainty inherent in estimating future natural gas and oil production or reserves;

        o       production variances from expectations;

        o the substantial capital expenditures required for construction of pipelines and the drilling of wells and the related need to fund such capital requirements through commercial banks and/or public securities markets;

        o disruptions, capacity constraints in or other limitations on our pipeline systems;

        o costs associated with perfecting title for natural gas rights in some of our properties;

        o       the need to develop and replace reserves;

        o       competition;

        o       dependence upon key personnel;

        o       the lack of liquidity of our equity securities;

        o       operating hazards attendant to the natural gas and oil business;

        o down-hole drilling and completion risks that are generally not recoverable from third parties or insurance;

        o potential mechanical failure or under-performance of significant wells;

        o       climatic conditions;

        o       natural disasters;

        o       acts of terrorism;

        o       availability and cost of material and equipment;

        o       delays in anticipated start-up dates;

        o       our ability to find and retain skilled personnel;

        o       availability of capital;

        o       the strength and financial resources of our competitors; and

        o       general economic conditions.

        Except to fulfill our obligations under the United States securities laws, we do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

        Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Our actual results may vary materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described under Item 1A. "Risk Factors" in our most recently filed Annual Report on Form 10-K or any subsequently filed Quarterly Report on Form 10-Q. You may obtain a copy of this document as described under "How to Obtain More Information" and "Incorporation of Information Filed with the SEC." Other factors not identified could also have such an effect.

        We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or our objectives and plans will be achieved.

                        ABOUT QUEST RESOURCE CORPORATION

        We are an independent energy company engaged in the exploration, development and production of natural gas. Our operations are currently focused on the development of coal bed methane, or CBM, in a ten county region in southeastern Kansas and northeastern Oklahoma that is part of the Cherokee Basin. As of December 31, 2005, we had 134.5 Bcfe of net proved reserves with a PV-10 value before effect of income taxes of $482.5 million. Our reserves are approximately 99% CBM and 54% proved developed. We believe we are the largest producer of natural gas in the Cherokee Basin with an average net daily production of 26.2 mmcfe for the year ended December 31, 2005. Our reserves are long-lived with a reserve life index of 16.3 years.

        As of December 31, 2005, we owned the development rights to 494,985 net CBM acres throughout the Cherokee Basin and had developed approximately 40% of our acreage. We presently operate approximately 1,055 producing gas and oil wells. Our undeveloped acreage contains approximately 1,800 CBM drilling locations. Of the over 1,000 CBM wells that have been drilled on our acreage to date, over 98% have been successful. None of our acreage or producing wells is associated with coal mining operations.

        In addition to our CBM reserves and acreage, we own and operate a gas gathering pipeline network of approximately 1,200 miles that serves our acreage position. Presently, this system has a maximum daily throughput of 70 mmcf/d and is operating at about 54% capacity. We transport 100% of our production through our gas gathering pipeline network to interstate pipeline delivery points. Approximately 10% of the current volumes transported on our pipeline system are for third parties. As of December 31, 2005, we had an inventory of 228 drilled CBM wells awaiting connection to our gas gathering system. It is our intention to focus on the development of CBM reserves that can be immediately served by our gathering system. In addition, we plan to continue to expand our gathering system to serve other areas of the Cherokee Basin where we intend to acquire additional CBM acreage for development.

        Our principal executive offices are located at 9520 N. May Avenue, Suite 300, Oklahoma City, Oklahoma 73120 and our telephone number at such location is
(405) 488-1304.

                                  RISK FACTORS

        Investing in shares of our common stock involves a risk of loss. Before investing in our common stock, you should carefully consider the risk factors described in Item 1A. "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2005, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

                                 USE OF PROCEEDS

        We will receive no proceeds from the sale of the shares by the selling stockholders. We will pay certain expenses related to the registration of the shares of common stock.

                            THE SELLING STOCKHOLDERS

        Pursuant to a registration rights agreement dated November 14, 2005, we agreed to file a registration statement on Form S-1 or such other form under the Securities Act of 1933 for the resale of the shares with the SEC and to keep it effective for a specified period of time for the benefit of the selling stockholders. We filed a registration statement on Form S-1 (File No. 333-130259) on December 12, 2005. We are filing a registration statement on Form S-3, of which this prospectus is a part, to transfer the registration of the unsold shares of the selling stockholders in order to provide for the ability to update the information in the registration statement and this prospectus through our periodic filings with the SEC. The shares are being registered to permit public trading of the shares (without any restriction as to holding period or volume of such sales). The selling stockholders, or their permitted transferees or other successors in interest, may offer the shares for resale from time to time.

        We did not have a material relationship with any of the selling security holders during the three years prior to their acquisition of our common stock, and have not had a material relationship with any of them since that date through the date of this prospectus.

        We agreed to file this registration statement with the SEC for the benefit of the selling security holders and to use our commercially reasonable efforts to file required amendments and supplements to keep it current and effective until the earlier of:

        o the sale, transfer or other disposition of all of the shares of common stock covered by this registration statement pursuant to this registration statement or pursuant to Rule 144 under the Securities Act;

        o such time as all of the shares of our common stock registered under this registration statements and not held by affiliates of us are, in the opinion of our counsel, eligible for sale pursuant to Rule 144(k) (or any successor or analogous rule) under the Securities Act;

        o the shares covered by this registration statement have been sold to us or any of our subsidiaries; or

        o the second anniversary of the initial effective date of this registration statement.

        The table below shows the number of shares owned by the selling stockholders based upon information they have provided to us as of May 26, 2006. We cannot estimate the number of shares the selling stockholders will hold after completion of this offering because they may sell all or a portion of the shares and there are currently no agreements, arrangements or understandings with respect to the number of shares to be sold by them. We have assumed for purposes of this table that none of the shares offered by this prospectus will be held by the selling stockholders after the completion of this offering. This information is based solely on information provided by or on behalf of the selling security holders set forth below, and we have not independently verified the information.

------------------------- ------------------- -------------------- -------------------
                           Number of Shares                         Number of Shares
                                  of                                       of
                             Common Stock     Number of Shares of     Common Stock
                            Owned Prior to       Common Stock          Owned Upon
    Name of Selling              this         Offered Under this   Completion of the
      Stockholder              Offering           Prospectus            Offering
------------------------- ------------------- -------------------- -------------------
E. Peter Hoffman, Jr.          189,985              189,985                0
------------------------- ------------------- -------------------- -------------------
Hartwig Investments            136,900              136,900                0
L.L.C. (1)
------------------------- ------------------- -------------------- -------------------
Drake Associates L.P.           30,000              30,000                 0
(2)
------------------------- ------------------- -------------------- -------------------
David R. Eidelman               2,000                2,000                 0
------------------------- ------------------- -------------------- -------------------
Robert H. Smith                 7,700                7,700                 0
------------------------- ------------------- -------------------- -------------------
Ronald L. Gallatin              40,000              40,000                 0
------------------------- ------------------- -------------------- -------------------
Bear Stearns Securities         10,000              10,000                 0
Corp. Custodian Edward
J. Nusrala IRA
------------------------- ------------------- -------------------- -------------------
Surfgear and Co. (3)           244,600              244,600                0
------------------------- ------------------- -------------------- -------------------
Surfline and Co. (3)           140,100              140,100                0
------------------------- ------------------- -------------------- -------------------
JAM Investments, LLC (4)        4,000                4,000                 0
------------------------- ------------------- -------------------- -------------------
Creve & Co. (5)                 15,000              15,000                 0
------------------------- ------------------- -------------------- -------------------
Kayne Anderson                  50,000              50,000                 0
Non-Traditional
Investments LP (6)
------------------------- ------------------- -------------------- -------------------
ARBCO Associates, LP (6)        50,000              50,000                 0
------------------------- ------------------- -------------------- -------------------
Charles Amodei Post             1,700                1,700                 0
------------------------- ------------------- -------------------- -------------------
VentureSim, Inc. (7)            7,700                7,700                 0
------------------------- ------------------- -------------------- -------------------
Bear Stearns Securities         10,000              10,000                 0
------------------------- ------------------- -------------------- -------------------

                                       5

(Table continued)
------------------------- ------------------- -------------------- -------------------
                           Number of Shares                         Number of Shares
                                  of                                       of
                             Common Stock     Number of Shares of     Common Stock
                            Owned Prior to       Common Stock          Owned Upon
    Name of Selling              this         Offered Under this   Completion of the
      Stockholder              Offering           Prospectus            Offering
------------------------- ------------------- -------------------- -------------------
Corp. Custodian Martin
Hirschhorn IRA
------------------------- ------------------- -------------------- -------------------
Richard Feinberg                17,500              17,500                 0
------------------------- ------------------- -------------------- -------------------
Bear Stearns Securities         1,900                1,900                 0
Corp. Custodian Howard
C. Bluver IRA R/O
------------------------- ------------------- -------------------- -------------------
Gary Kaplowitz                  80,000              80,000                 0
------------------------- ------------------- -------------------- -------------------
Richard S. Bodman               7,700                7,700                 0
Revocable Trust, dated
9/1/1998
------------------------- ------------------- -------------------- -------------------
Hedge Capital Partners          99,000              99,000                 0
LLC (8)
------------------------- ------------------- -------------------- -------------------
Bennett Family LLC (9)          5,700                5,700                 0
------------------------- ------------------- -------------------- -------------------
Johnson Revocable               10,000              10,000                 0
Living Trust dtd
5/18/98, Richard &
Clasina Johnson trustees
------------------------- ------------------- -------------------- -------------------
Dwayne Donald Barfell           3,800                3,800                 0
and Margaret Lynn Harris
------------------------- ------------------- -------------------- -------------------
T. Ferguson Locke               7,600                7,600                 0
------------------------- ------------------- -------------------- -------------------
John M. & Patricia D.           10,500              10,500                 0
Coleman
------------------------- ------------------- -------------------- -------------------
Daniel W. & Constance           3,800                3,800                 0
R. Huthwaite
------------------------- ------------------- -------------------- -------------------
Steven R. Rothstein             30,000              30,000                 0
------------------------- ------------------- -------------------- -------------------
HFR HE Systematic               66,480              66,480                 0
Master Trust (10)
------------------------- ------------------- -------------------- -------------------
CastleRock Partners II,         15,320              15,320                 0
L.P. (10)
------------------------- ------------------- -------------------- -------------------
CastleRock Partners,           178,040              178,040                0
L.P. (10)
------------------------- ------------------- -------------------- -------------------
CastleRock Fund, Ltd.          111,720              111,720                0
------------------------- ------------------- -------------------- -------------------

                                       6

(Table continued)
------------------------- ------------------- -------------------- -------------------
                           Number of Shares                         Number of Shares
                                  of                                       of
                             Common Stock     Number of Shares of     Common Stock
                            Owned Prior to       Common Stock          Owned Upon
    Name of Selling              this         Offered Under this   Completion of the
      Stockholder              Offering           Prospectus            Offering
------------------------- ------------------- -------------------- -------------------
(10)
------------------------- ------------------- -------------------- -------------------
Bermuda Partners LP (10)        28,440              28,440                 0
------------------------- ------------------- -------------------- -------------------
L.H. Rich Companies (11)        6,000                6,000                 0
------------------------- ------------------- -------------------- -------------------
Darryl W. Copeland Jr.          4,000                4,000                 0
------------------------- ------------------- -------------------- -------------------
HedgEnergy Master Fund,        125,000              125,000                0
L.P. (12)
------------------------- ------------------- -------------------- -------------------
Robert C. Kettler               15,300              15,300                 0
------------------------- ------------------- -------------------- -------------------
Stuckey Timberland,             7,700                7,700                 0
Inc. (13)
------------------------- ------------------- -------------------- -------------------
Natelli Communities             7,700                7,700                 0
Limited Partnership (14)
------------------------- ------------------- -------------------- -------------------
Vestal Venture Capital          22,000              22,000                 0
(15)
------------------------- ------------------- -------------------- -------------------
Flanagan Family Limited         7,700                7,700                 0
Partnership (16)
------------------------- ------------------- -------------------- -------------------
Bear Stearns Securities         3,000                3,000                 0
Corp. Custodian James
Moeser IRA R/O
------------------------- ------------------- -------------------- -------------------
Bear Stearns Securities         7,700                7,700                 0
Corp. Custodian Edward
Fox IRA
------------------------- ------------------- -------------------- -------------------
Falcon Fund QP, L.P.           412,500              250,000             162,500
(17)
------------------------- ------------------- -------------------- -------------------
Robert Feinberg                 10,000              10,000                 0
------------------------- ------------------- -------------------- -------------------
Bard Micro-Cap Value            2,000                2,000                 0
Fund LP (18)
------------------------- ------------------- -------------------- -------------------
Joseph H. Ballway               2,000                2,000                 0
------------------------- ------------------- -------------------- -------------------
William G. Escamilla            1,500                1,500                 0
------------------------- ------------------- -------------------- -------------------
Sidney N. Herman                2,000                2,000                 0
------------------------- ------------------- -------------------- -------------------

                                       7

(Table continued)
------------------------- ------------------- -------------------- -------------------
                           Number of Shares                         Number of Shares
                                  of                                       of
                             Common Stock     Number of Shares of     Common Stock
                            Owned Prior to       Common Stock          Owned Upon
    Name of Selling              this         Offered Under this   Completion of the
      Stockholder              Offering           Prospectus            Offering
------------------------- ------------------- -------------------- -------------------
Robert S. Steinbaum             2,000                2,000                 0
------------------------- ------------------- -------------------- -------------------
Joanne G. Bloom IRA             2,000                2,000                 0
------------------------- ------------------- -------------------- -------------------
Susan W. McMillan IRA           3,000                3,000                 0
------------------------- ------------------- -------------------- -------------------
William K. Kellogg III          1,500                1,500                 0
IRA
------------------------- ------------------- -------------------- -------------------
Pierrepont Trust,               2,000                2,000                 0
MSP-32 (18)
------------------------- ------------------- -------------------- -------------------
Ralph A.L. Bogan Trust          2,500                2,500                 0
------------------------- ------------------- -------------------- -------------------
Katharine Bard Dickson          5,000                5,000                 0
& Mark A. Dickson
------------------------- ------------------- -------------------- -------------------
Lorenz and Laura                1,500                1,500                 0
Reibling Trust
------------------------- ------------------- -------------------- -------------------
Laurie M. Harmon Trust          2,000                2,000                 0
------------------------- ------------------- -------------------- -------------------
Suzanne R. Davis                1,500                1,500                 0
------------------------- ------------------- -------------------- -------------------
Third Point Partners LP        279,000              248,500              30,500
(19)
------------------------- ------------------- -------------------- -------------------
Third Point Partners           131,500              118,000              13,500
Qualified L.P. (19)
------------------------- ------------------- -------------------- -------------------
Third Point Resources           79,000              70,000               9,000
LP (19)
------------------------- ------------------- -------------------- -------------------
Third Point Offshore          1,386,312            1,234,076            152,236
Fund Ltd (19)
------------------------- ------------------- -------------------- -------------------
Third Point Ultra Ltd          143,500              136,000              7,500
(19)
------------------------- ------------------- -------------------- -------------------
Third Point Resources          131,500              116,500              15,000
Ltd (19)
------------------------- ------------------- -------------------- -------------------
Kenneth F. Rupp Roth            1,000                1,000                 0
IRA, Bear Stearns Sec
Corp custodian
------------------------- ------------------- -------------------- -------------------
Johanne S. Rupp IRA             1,000                1,000                 0
R/O, Bear Stearns Sec
------------------------- ------------------- -------------------- -------------------

                                       8

(Table continued)
------------------------- ------------------- -------------------- -------------------
                           Number of Shares                         Number of Shares
                                  of                                       of
                             Common Stock     Number of Shares of     Common Stock
                            Owned Prior to       Common Stock          Owned Upon
    Name of Selling              this         Offered Under this   Completion of the
      Stockholder              Offering           Prospectus            Offering
------------------------- ------------------- -------------------- -------------------
Corp custodian
------------------------- ------------------- -------------------- -------------------
Leonard M. Herman Trust         5,000                5,000                 0
------------------------- ------------------- -------------------- -------------------
T. Michael & Patricia           1,500                1,500                 0
Johnson
------------------------- ------------------- -------------------- -------------------
The WBJ Revocable Trust         1,500                1,500                 0
(18)
------------------------- ------------------- -------------------- -------------------
Carol Clark Coolidge            2,500                2,500                 0
------------------------- ------------------- -------------------- -------------------
Point Ventures LLC (18)         1,000                1,000                 0
------------------------- ------------------- -------------------- -------------------
DeFrees & Fiske                 2,500                2,500                 0
Retirement Trust (18)
------------------------- ------------------- -------------------- -------------------
Henry Flynn                     2,000                2,000                 0
------------------------- ------------------- -------------------- -------------------
Gordon K. Kapes                 2,000                2,000                 0
------------------------- ------------------- -------------------- -------------------
Anne R. Brown                   2,500                2,500                 0
Irrevocable Trust
------------------------- ------------------- -------------------- -------------------
John Bard Manulis               2,000                2,000                 0
------------------------- ------------------- -------------------- -------------------
Bell Partnership                2,000                2,000                 0
Retirement PL (18)
------------------------- ------------------- -------------------- -------------------
M. Edward Sellers &             2,000                2,000                 0
Suzan D. Boyd
------------------------- ------------------- -------------------- -------------------
Leland D. Boddy Roth IRA        2,000                2,000                 0
------------------------- ------------------- -------------------- -------------------
Anne H. Ross                    2,000                2,000                 0
------------------------- ------------------- -------------------- -------------------
The Bourquin Family             2,000                2,000                 0
Trust (18)
------------------------- ------------------- -------------------- -------------------
Rosemary Steinbaum              1,500                1,500                 0
------------------------- ------------------- -------------------- -------------------
Balie M. Ross                   1,500                1,500                 0
------------------------- ------------------- -------------------- -------------------
Gary R. Fairhead                2,500                2,500                 0
------------------------- ------------------- -------------------- -------------------
S. Donald Harlan, III           5,000                5,000                 0
------------------------- ------------------- -------------------- -------------------

                                       9

(Table continued)
------------------------- ------------------- -------------------- -------------------
                           Number of Shares                         Number of Shares
                                  of                                       of
                             Common Stock     Number of Shares of     Common Stock
                            Owned Prior to       Common Stock          Owned Upon
    Name of Selling              this         Offered Under this   Completion of the
      Stockholder              Offering           Prospectus            Offering
------------------------- ------------------- -------------------- -------------------
Boston Partners Asset          710,585              597,900             112,685
Management, LLC (20)
------------------------- ------------------- -------------------- -------------------
Mark Ristow Roth IRA            1,000                1,000                 0
#75096206, Bear Stearns
Sec Corp Custodian
------------------------- ------------------- -------------------- -------------------
Rebecca Ristow Roth IRA         1,000                1,000                 0
#75096205, Bear Stearns
Securities Corp.
Custodian
------------------------- ------------------- -------------------- -------------------
The William K. Warren           30,000              30,000                 0
Foundation (21)
------------------------- ------------------- -------------------- -------------------
Le Roy Eakin III and            11,500              11,500                 0
Lindsay Eakin JTWROS
------------------------- ------------------- -------------------- -------------------
Thomas P. & Lucy G.             4,000                4,000                 0
Gies JTWROS
------------------------- ------------------- -------------------- -------------------
Bear Stearns Securities         1,730                1,730                 0
Corp. Custodian Felix
R. Harke IRA/SEP
------------------------- ------------------- -------------------- -------------------
Bear Stearns Securities          400                  400                  0
Corp. Custodian
Elizabeth Sexworth IRA
R/O
------------------------- ------------------- -------------------- -------------------
Peter Westover Helms             667                  667                  0
------------------------- ------------------- -------------------- -------------------
Bridgette Megan Helms            667                  667                  0
------------------------- ------------------- -------------------- -------------------
Bear Stearns Securities          670                  670                  0
Corp. Stephen L.
Harrison IRA
------------------------- ------------------- -------------------- -------------------
Christine J. Harrison            670                  670                  0
------------------------- ------------------- -------------------- -------------------
GAM Arbitrage                   94,300              94,300                 0
Investments Inc. (22)
------------------------- ------------------- -------------------- -------------------
AG Super Fund                   59,400              59,400                 0
International Partners,
L.P. (22)
------------------------- ------------------- -------------------- -------------------
Nutmeg Partners, L.P.           33,700              33,700                 0
------------------------- ------------------- -------------------- -------------------

                                       10

(Table continued)
------------------------- ------------------- -------------------- -------------------
                           Number of Shares                         Number of Shares
                                  of                                       of
                             Common Stock     Number of Shares of     Common Stock
                            Owned Prior to       Common Stock          Owned Upon
    Name of Selling              this         Offered Under this   Completion of the
      Stockholder              Offering           Prospectus            Offering
------------------------- ------------------- -------------------- -------------------
(22)
------------------------- ------------------- -------------------- -------------------
AG MM, L.P. (22)                17,600              17,600                 0
------------------------- ------------------- -------------------- -------------------
AG Super Fund, L.P. (22)       223,100              223,100                0
------------------------- ------------------- -------------------- -------------------
AG Princess, L.P. (22)          13,500              13,500                 0
------------------------- ------------------- -------------------- -------------------
AG CNG Fund, L.P. (22)          25,700              25,700                 0
------------------------- ------------------- -------------------- -------------------
Commonfund Event-Driven         12,500              12,500                 0
Company (22)
------------------------- ------------------- -------------------- -------------------
PHS Patriot Fund, L.P.          6,700                6,700                 0
(22)
------------------------- ------------------- -------------------- -------------------
PHS Bay Colony Fund,            13,500              13,500                 0
L.P. (22)
------------------------- ------------------- -------------------- -------------------
United Capital                  2,500                2,500                 0
Management, Inc. (23)
------------------------- ------------------- -------------------- -------------------
John Whalen & Linda D.          3,800                3,800                 0
Rabbitt
------------------------- ------------------- -------------------- -------------------
Rider Fund, LP (24)             25,000              25,000                 0
------------------------- ------------------- -------------------- -------------------
Bear Stearns Securities         7,000                7,000                 0
Corp. Custodian Bert
Fingerhut Roth IRA
------------------------- ------------------- -------------------- -------------------
Bear Stearns Securities         3,000                3,000                 0
Corp. Custodian
Caroline Hicks Roth IRA
------------------------- ------------------- -------------------- -------------------
Henry Ripp IRA                  6,000                6,000                 0
------------------------- ------------------- -------------------- -------------------
Magnetar Capital Master        536,608              438,108              98,500
Fund, Ltd (25)
------------------------- ------------------- -------------------- -------------------
Daniel & Pauline                3,000                3,000                 0
Paladino
------------------------- ------------------- -------------------- -------------------
Peter H. Huizenga              154,000              154,000                0
------------------------- ------------------- -------------------- -------------------
HCM Energy Holdings,            38,500              38,500                 0
LLC (26)
------------------------- ------------------- -------------------- -------------------

                                       11

(Table continued)
------------------------- ------------------- -------------------- -------------------
                           Number of Shares                         Number of Shares
                                  of                                       of
                             Common Stock     Number of Shares of     Common Stock
                            Owned Prior to       Common Stock          Owned Upon
    Name of Selling              this         Offered Under this   Completion of the
      Stockholder              Offering           Prospectus            Offering
------------------------- ------------------- -------------------- -------------------
Steven Alonso                   3,500                3,500                 0
------------------------- ------------------- -------------------- -------------------
Investors of America,          750,000              750,000                0
Limited Partnership (27)
------------------------- ------------------- -------------------- -------------------
Brian Wilmovsky                 1,730                1,730                 0
------------------------- ------------------- -------------------- -------------------
Bay Pond Investors              42,800              42,800                 0
(Bermuda) L.P. (28)
------------------------- ------------------- -------------------- -------------------
British Columbia                35,300              35,300                 0
Investment Management
Corporation (nominee:
Hare & Co.) (28)
------------------------- ------------------- -------------------- -------------------
Laborers' District              16,100              12,100               4,000
Council and
Contractors' of Ohio
Pension Fund (nominee:
Tarp & Co.) (28)
------------------------- ------------------- -------------------- -------------------
Howard Hughes Medical           90,800              65,800               25,000
Institute (nominee: Mac
& Co.) (28)
------------------------- ------------------- -------------------- -------------------
Oregon Investment              155,200              115,200              40,000
Council (nominee:
Westcoast & Co.) (28)
------------------------- ------------------- -------------------- -------------------
New York Nurses                 52,200              38,200               14,000
Association Pension
Fund (nominee: Ell &
Co.) (28)
------------------------- ------------------- -------------------- -------------------
The Retirement Program          69,600              49,600               20,000
Plan for Employees of
Union Carbide
Corporation (nominee:
Kane & Co.) (28)
------------------------- ------------------- -------------------- -------------------
Placer Creek Partners,          55,400              55,400                 0
L.P. (28)
------------------------- ------------------- -------------------- -------------------
Placer Creek Investors          46,000              46,000                 0
(Bermuda) L.P. (28)
------------------------- ------------------- -------------------- -------------------
Radian Group Inc.               17,000              12,000               5,000
(nominee: Ell & Co.)
(28)
------------------------- ------------------- -------------------- -------------------
Public Sector Pension           85,800              85,800                 0
------------------------- ------------------- -------------------- -------------------

                                       12

(Table continued)
------------------------- ------------------- -------------------- -------------------
                           Number of Shares                         Number of Shares
                                  of                                       of
                             Common Stock     Number of Shares of     Common Stock
                            Owned Prior to       Common Stock          Owned Upon
    Name of Selling              this         Offered Under this   Completion of the
      Stockholder              Offering           Prospectus            Offering
------------------------- ------------------- -------------------- -------------------
Investment Board
(nominee: Mac & Co.)
(28)
------------------------- ------------------- -------------------- -------------------
WTC-CIF Emerging               167,700              122,700              45,000
Companies Portfolio
(nominee: Finwell &
Co.) (28)
------------------------- ------------------- -------------------- -------------------
The Dow Chemical                90,400              65,400               25,000
Employees' Retirement
Plan (nominee: Kane &
Co.) (28)
------------------------- ------------------- -------------------- -------------------
WTC-CTF Emerging               154,800              114,800              40,000
Companies Portfolio
(nominee: Landwatch &
Co.) (28)
------------------------- ------------------- -------------------- -------------------
Bay Pond Partners, L.P.        136,700              136,700                0
(28)
------------------------- ------------------- -------------------- -------------------
The Robert Wood Johnson        105,900              75,900               30,000
Foundation (nominee:
Benchworthy & Co.) (28)
------------------------- ------------------- -------------------- -------------------
Ohio Carpenters'                21,300              20,800                500
Pension Fund (nominee:
Hammerhead & Co.) (28)
------------------------- ------------------- -------------------- -------------------
Gregory M. Luce                 1,600                1,600                 0
------------------------- ------------------- -------------------- -------------------
Juliet Elizabeth Horn           2,300                2,300                 0
------------------------- ------------------- -------------------- -------------------
Michael Horn                    2,300                2,300                 0
------------------------- ------------------- -------------------- -------------------
Nadine Grelsamer                5,000                5,000                 0
------------------------- ------------------- -------------------- -------------------
The Northwestern Mutual        960,000              960,000                0
Life Insurance Company
(29)
------------------------- ------------------- -------------------- -------------------
Daryll & Jennifer               1,922                1,922                 0
Marshall-Inman
------------------------- ------------------- -------------------- -------------------
Andres Esteban Toro &           12,500              12,500                 0
Cassie Toro
------------------------- ------------------- -------------------- -------------------


                                       13

(Table continued)
------------------------- ------------------- -------------------- -------------------
                           Number of Shares                         Number of Shares
                                  of                                       of
                             Common Stock     Number of Shares of     Common Stock
                            Owned Prior to       Common Stock          Owned Upon
    Name of Selling              this         Offered Under this   Completion of the
      Stockholder              Offering           Prospectus            Offering
------------------------- ------------------- -------------------- -------------------
Rockbay Capital Fund,           7,708                7,708                 0
LLC (30)
------------------------- ------------------- -------------------- -------------------
Rockbay Capital                123,384              123,384                0
Institutional Fund, LLC
(30)
------------------------- ------------------- -------------------- -------------------
Rockbay Capital                330,908              330,908                0
Offshore Fund, Ltd. (30)
------------------------- ------------------- -------------------- -------------------
SAB Capital Partners,          944,814              944,814                0
L.P. (31)
------------------------- ------------------- -------------------- -------------------
SAB Overseas Master            978,262              978,262                0
Fund, L.P. (31)
------------------------- ------------------- -------------------- -------------------
James & Susan Locke TBE         16,500              16,500                 0
------------------------- ------------------- -------------------- -------------------
Jerald & Francine Siegel        1,000                1,000                 0
------------------------- ------------------- -------------------- -------------------
Peter L. Kreeger                10,000              10,000                 0
------------------------- ------------------- -------------------- -------------------
Peterson Investment             38,000              38,000                 0
Trust (32)
------------------------- ------------------- -------------------- -------------------
FPA Hawkeye Fund (33)          533,200              533,200                0
------------------------- ------------------- -------------------- -------------------
FPA Hawkeye - 7 Fund           651,800              651,800                0
(33)
------------------------- ------------------- -------------------- -------------------
Norman Rothstein                50,000              50,000                 0
------------------------- ------------------- -------------------- -------------------
Hale S. Irwin                   2,000                2,000                 0
------------------------- ------------------- -------------------- -------------------
Alvin Jackson Mills Jr.         2,000                2,000                 0
------------------------- ------------------- -------------------- -------------------
Bear Stearns Securities        267,000              200,000              67,000
Corp. Custodian F.B.O.
J. Steven Emerson Roth
IRA
------------------------- ------------------- -------------------- -------------------
Bear Stearns Securities        266,100              200,000              66,100
Corp. Custodian F.B.O.
J. Steven Emerson R/O IRA
II
------------------------- ------------------- -------------------- -------------------
Cynthia Rothstein               30,000              30,000                 0
------------------------- ------------------- -------------------- -------------------

                                       14

(Table continued)
------------------------- ------------------- -------------------- -------------------
                           Number of Shares                         Number of Shares
                                  of                                       of
                             Common Stock     Number of Shares of     Common Stock
                            Owned Prior to       Common Stock          Owned Upon
    Name of Selling              this         Offered Under this   Completion of the
      Stockholder              Offering           Prospectus            Offering
------------------------- ------------------- -------------------- -------------------
Moore Macro Fund, L.P.         384,615              384,615                0
(34)
------------------------- ------------------- -------------------- -------------------
LM Moore Fund, L.P. (34)       153,846              153,846                0
------------------------- ------------------- -------------------- -------------------
Edward & Jill Im JTWROS         1,922                1,922                 0
------------------------- ------------------- -------------------- -------------------
James Anthony & Phyllis         5,000                5,000                 0
K. Syme
------------------------- ------------------- -------------------- -------------------
A. Bartley & Maud S.            4,000                4,000                 0
Bryt
------------------------- ------------------- -------------------- -------------------
Clark A. & Donna L.             7,000                7,000                 0
Beebe
------------------------- ------------------- -------------------- -------------------
Neal Henschel                   1,000                1,000                 0
------------------------- ------------------- -------------------- -------------------
EBS Microcap Partners -         21,000              21,000                 0
Combined Portfolio (35)
------------------------- ------------------- -------------------- -------------------
EBS Partners - Combined         93,000              93,000                 0
Portfolio (35)
------------------------- ------------------- -------------------- -------------------
R&D Investment                  26,000              26,000                 0
Partnership - Combined
Portfolio (35)
------------------------- ------------------- -------------------- -------------------
Terry P. Murphy Trust           1,538                1,538                 0
------------------------- ------------------- -------------------- -------------------
John E. Montgomery               769                  769                  0
------------------------- ------------------- -------------------- -------------------
Margaret M. Thrower             7,000                7,000                 0
------------------------- ------------------- -------------------- -------------------
Thomas and Kristan First        4,000                4,000                 0
------------------------- ------------------- -------------------- -------------------
Jennifer Elizabeth              2,300                2,300                 0
Cottingham
------------------------- ------------------- -------------------- -------------------
Georgetown Preparatory          7,700                7,700                 0
School Inc. (36)
------------------------- ------------------- -------------------- -------------------
         Total:               14,571,612          13,588,591            983,021
------------------------- ------------------- -------------------- -------------------

(1) Ty Hartwig and Shelly Hartwig are members of Hartwig Investments L.L.C., and as such they may be deemed to beneficially own the shares held by Hartwig Investments L.L.C.

(2) Alexander W. Rutherfurd is the portfolio manager of Drake Asset Management LLC, G.P., which is the general partner of Drake Associates L.P., and as a result, Mr. Rutherfurd and Drake Asset Management LLC, G.P. may each be deemed to beneficially own the securities held by Drake Associates L.P.

(3) Nelson Woodard is the managing director of Surfgear and Co. and Surfline and Co., and as a result he may be deemed to beneficially own the securities held by the two companies.

(4) The president of JAM Investments, LLC ("JAM") is Adam K. Bernstein, the secretary and vice president is Marc N. Duber, and the treasurer and vice president is Joseph S. Galli. Each of Messrs. Bernstein, Duber and Galli may be deemed to beneficially own the securities held by JAM.

(5) Creve & Co. holds securities as the nominee for First Bank, which may be deemed to beneficially own the securities held by Creve & Co. Joseph Hoffmeyer, Patricia A. Turner, Daniel R. Gunn, Sheila F. Hester, Janna A. Thoman, Darlene
M. Ward, Marissa J. Ermeling, Thomas W. Drosky, Kristin E. Campoli, Albert R.D. Powell and Roger Cregg each have the dispositive power with respect to securities held on behalf of First Bank and may be deemed to have beneficial ownership of the securities held by Creve & Co.

(6) Kayne Anderson Capital Advisors, LP ("KACA") is the general partner of Kayne Anderson Non-Traditional Investments LP ("KANTI") and ARBCO Associates, LP ("ARBCO"). Richard A. Kayne is the Chief Executive Officer of KACA. KACA and Mr. Kayne may each be deemed to beneficially own the securities held by KANTI and ARBCO.

(7) The president of VentureSim, Inc. is J. Anthony Syme, the secretary and vice president is Donald P. McDougall, the vice president is Daniel W. Huthwaite, and the treasurer and vice president is Joseph H. Szymanski. Each of Messrs. Syme, McDougall, Huthwaite and Szymanski may be deemed to beneficially own the securities held by VentureSim, Inc.

(8) Allan Rothstein is the managing member of Hedge Capital Partners LLC, and as a result he may be deemed to beneficially own the securities held by Hedge Capital Partners LLC.

(9) LuAnn L. Bennett is the managing member of Bennett Family LLC, and as a result she may be deemed to beneficially own the securities held by Bennett Family LLC.

(10) CastleRock Management LLC is the general partner of CastleRock Partners L.P. and CastleRock Partners II, L.P. Ellen H. Adams and Paul P. Tanico are managing members of CastleRock Management LLC. CastleRock Asset Management, Inc. is the investment advisor to CastleRock Fund, Ltd., Bermuda Partners, LP and HFR HE Systematic Master Trust. Ms. Adams and Mr. Tanico are the principals of CastleRock Asset Management, Inc. Ms. Adams, Mr. Tanico, CastleRock Management LLC and CastleRock Asset Management, Inc. may each be deemed to beneficially own the securities held by CastleRock Partners, L.P., CastleRock Partners II, L.P., CastleRock Fund, Ltd., Bermuda Partners, LP and HFR HE Systematic Master Trust.

(11) Steven Spector is the trustee and partner of L.H. Rich Companies, and as a result he may be deemed to beneficially own the securities held by L.H. Rich Companies.

(12) Moncrief Willingham Energy Advisers LP ("Moncrief Willingham") is the general partner of HedgEnergy Master Fund, L.P. ("HedgEnergy"). The principals of Moncrief Willingham are B.J. Willingham and Lee P. Moncrief. Moncrief Willingham and Messrs. Willingham and Moncrief may each be deemed to beneficially own the securities held by HedgEnergy.

(13) Wade B. Hall is the president of Stuckey Timberland, Inc., and as a result he may be deemed to beneficially own the securities held by Stuckey Timberland, Inc.

(14) Thomas A. Natelli is the Chief Executive Officer of Natelli Communities Limited Partnership ("Natelli"), and William J. Moore is the Chief Financial Officer of Natelli. Messrs. Natelli and Moore may each be deemed to beneficially own the securities held by Natelli.

(15) 21st Century Strategic Investment Planning, LC ("21st Century") is the general partner of Vestal Venture Capital. Allan R. Lyons is the sole owner and managing member of Vestal Venture Capital. 21st Century and Mr. Lyons may each be deemed to beneficially own the securities held by Vestal Venture Capital.

(16) E.O. Flanagan LLC ("E.O. Flanagan") is the general partner of Flanagan Family Limited Partnership. Managers of E.O. Flanagan are Robert John Flanagan and Elizabeth O'Brien Flanagan. E.O. Flanagan, Mr. Flanagan and Ms. Flanagan may each be deemed to beneficially own the securities held by Flanagan Family Limited Partnership.

(17) Falcon Fund Management, Ltd. is the general partner of Falcon Fund QP, L.P. FFM GP, Inc. is the general partner of Falcon Fund Management, Ltd. Peter G. Collins is the vice-president of FFM GP, Inc. Mr. Collins, Falcon Fund Management, Ltd. and FFM GP, Inc. may each be deemed to beneficially own the securities held by Falcon Fund QP, L.P.

(18) Timothy B. Johnson is the president of Bard Associates, Inc., which is the investment manager of Bard Micro-Cap Value Fund LP, Bell Partnership Retirement Plan, Pierrepont Trust MSP-32, Point Ventures LLC, WBJ Revocable Trust, DeFrees & Fiske Retirement Trust and The Bourquin Family Trust (the "Bard Entities"), and as a result may be deemed to beneficially own the shares held by the Bard Entities. Mr. Johnson disclaims beneficial ownership of the shares held by the Bard Entities.

(19) Third Point LLC ("Third Point") is the investment manager and adviser to Third Point Partners LP, Third Point Partners Qualified L.P., Third Point Resources LP, Third Point Offshore Fund Ltd, Third Point Ultra Ltd and Third Point Resources Ltd (collectively, the "Third Point Funds and Accounts"). Daniel
S. Loeb is the Chief Executive Officer and sole owner of Third Point. Mr. Loeb and Third Point may each be deemed to beneficially own the shares of common stock owned by the Third Point Funds and Accounts for which Third Point serves as the investment manager and adviser.

(20) Boston Partners Asset Management, LLC ("Boston Partners") is the investment adviser on behalf of various beneficial owners. Harry Rosenbluth has discretionary authority over the accounts of various beneficial owners and may be deemed to beneficially own the securities held in such accounts of the beneficial owners.

(21) Mark A. Buntz is the Chief Financial Officer of The William K. Warren Foundation (the "Foundation") and as a result of having discretionary investment authority, Mr. Buntz may be deemed to have beneficial ownership over the shares owned by the Foundation. Mr. Buntz disclaims beneficial ownership of these shares.

(22) Angelo, Gordon & Co., L.P. ("Angelo Gordon") is the investment manager to AG Princess, L.P., AG CNG Fund, L.P., Commonfund Event-Driven Company, AG MM, L.P., Nutmeg Partners, L.P., AG Super Fund International Partners, L.P., GAM Arbitrage Investments Inc., AG Super Fund, L.P., PHS Patriot Fund, L.P. and PHS Bay Colony Fund, L.P. (the "Angelo Funds"). John M. Angelo and Michael L. Gordon are the principal executive officers of Angelo Gordon and may each be deemed to beneficially own the securities held by the Angelo Funds. Messrs. Angelo and Gordon disclaim beneficial ownership of the shares held by the Angelo Funds.

(23) James A. Lustig is the president of United Capital Management, Inc., and as a result he may be deemed to beneficially own the securities held by United Capital Management, Inc.

(24) Joseph O'Brien is the manager of Rider Investments, L.P., which is the investment manager of Rider Fund, LP. Mr. O'Brien and Rider Investments, L.P. may each be deemed to beneficially own the securities held by Rider Fund, LP.

(25) Magnetar Financial LLC is the investment adviser of Magnetar Capital Master Fund, Ltd ("Magnetar Master Fund") and consequently has voting control and investment discretion over securities held by Magnetar Master Fund. Magnetar Financial LLC disclaims beneficial ownership of the shares held by Magnetar Master Fund. Alec Litowitz has voting control over Supernova Management LLC, the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC. As a result, Mr. Litowitz may be considered the beneficial owner of any shares deemed to be beneficially owned by Magnetar Financial LLC. Mr. Litowitz disclaims beneficial ownership of these shares.

(26) Peter H. Huizenga is the manager of HCM Energy Holdings, LLC ("HCM"). The Timothy D. Huizenga Trust, The Betsy Huizenga Bradley Family Trust, The Greta Huizenga Family Trust and The Peter H. Huizenga, Jr. Trust (collectively, the "Trusts") are all members of HCM. Each of Mr. Huizenga and the Trusts may be deemed to beneficially own the securities held by HCM.

(27) James F. Dierberg is the president of Investors of America, Limited Partnership ("Investors of America"), and as a result he may be deemed to beneficially own the securities held by Investors of America.

(28) Wellington Management Company, LLP ("Wellington") is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, is deemed to share beneficial ownership over the shares held by its client accounts.

(29) Northwestern Investment Management Company, LLC ("NIMC") is the investment adviser to The Northwestern Mutual Life Insurance Company ("NMLIC"). NIMC therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such securities. Jerome R. Baier is a portfolio manager for NIMC and manages NMLIC's portfolio and therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such securities. However, pursuant to Rule 13d-4 under the Securities Exchange Act of 1934 (the "Act"), the immediately preceding sentence shall not be construed as an admission that Mr. Baier is, for the purposes of
Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this registration statement.

(30) Rockbay Capital, Fund, LLC, Rockbay Capital Institutional Fund, LLC, and Rockbay Capital Offshore Fund, Ltd. (collectively, the "Funds") are the record owners of all shares. The Funds are advised by Rockbay Capital Management, LP (the "Rockbay"), and Rockbay is indirectly controlled by Atul Khanna and Jonathan Baron (the "Reporting Individuals"). Rockbay and each of the Reporting Individuals, with the power to exercise investment discretion, may be deemed to be the beneficial owners of all shares owned by the Funds. Each of the Reporting Individuals and Rockbay disclaims any beneficial ownership of any such shares.

(31) SAB Capital Advisors, L.L.C. is the general partner of SAB Capital Partners, L.P. and SAB Overseas Master Fund, L.P. Scott A. Bommer is the managing member of SAB Capital Advisors, L.L.C. Mr. Bommer and SAB Capital Advisors, L.L.C. may each be deemed to beneficially own the shares of common stock owned by SAB Capital Partners and SAB Overseas Master Fund.

(32) Claudia M. Sensi is the trustee of Peterson Investment Trust, and as a result may be deemed to beneficially own the securities held by Peterson Investment Trust.

(33) First Pacific Advisors, Inc. ("FPA") has beneficial ownership with FPA Hawkeye Fund and FPA Hawkeye - 7 Fund, as FPA is the managing member of the two funds and has shared dispositive power over the funds. J. Richard Atwood is the principal and chief operating officer of FPA, and as a result he may be deemed to beneficially own the shares held by the two funds.

(34) Louis Bacon is the Chief Executive Officer of Moore Macro Fund, L.P. and Moore Capital Management, LLC, and as a result he may be deemed to beneficially own the shares held by Moore Macro Fund, L.P. and Moore Capital Management, LLC.

(35) Ronald L. Eubel is the general partner of EBS Partners - Combined Portfolio and EBS Microcap Partners - Combined Portfolio (the "EBS Partnerships"). Chris Eubel is the general partner of R&D Investment Partnership - Combined Portfolio ("R&D"). Messrs. R. Eubel and C. Eubel may exercise voting or dispositive authority over shares held by the EBS Partnerships and R&D. EBS Asset Management is the investment advisor to the EBS Partnerships and R&D. The power to vote or dispose of shares held by the EBS Partnerships and R&D is also exercised by two committees of EBS Asset Management, an investment policy committee and a research group (the "Committees"). The members of the Committees are Mark E. Brady, Mr. R. Eubel, Robert J. Suttman II, Bernard J. Holtgreive, William E. Hazel, Paul D. Crichton, Kenneth E. Leist, Michael Higgins and Aaron Hillman. Each of Messrs. C. Eubel, R. Eubel, Brady, Suttman, Holtgreive, Hazel, Crichton, Leist, Higgins and Hillman and EBS Asset Management may be deemed to beneficially own the shares held by the EBS Partnerships and R&D.

(36) The president of Georgetown Preparatory School, Inc. ("Georgetown") is William L. George, the chief financial officer is Robert W. Posniewski, and the headmaster is Edward M. Kowalchick. Each of Messrs. George, Posniewski and Kowalchick may be deemed to beneficially own the securities held by Georgetown.

        The selling security holders identified above may have sold, transferred or otherwise disposed of all or a portion of their common stock since the date on which the information in the table is presented. Information concerning the selling security holders may change from time to time and any such changed information will be set forth in prospectus supplements or, to the extent required, post-effective amendments to the registration statement.

        Each selling security holder who is an affiliate of a broker-dealer has informed us that such selling security holder purchased the securities in the ordinary course of business and, at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

                              PLAN OF DISTRIBUTION

        The shares offered by this prospectus may be sold or distributed from time to time by the selling stockholders or their permitted transferees or other successors in interest, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire shares as principals and will act independently of us in making decisions with respect to the timing, manner and size of each sale.

        The shares may be sold in one or more transactions at:

        o       fixed prices;

        o       prevailing market prices at the time of sale;

        o       prices related to the prevailing market prices;

        o       varying prices determined at the time of sale; or

        o       otherwise negotiated prices.

        The shares may be sold by one or more of, or a combination of, the following methods, in addition to any other method permitted under this prospectus, to the extent permitted by applicable law:

        o a block trade in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        o purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

        o on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the Nasdaq National Market and the over-the-counter market;

        o ordinary brokerage transactions and transactions in which the broker solicits purchasers,

        o       privately negotiated transactions;

        o       by pledge to secure debts or other obligations;

        o       put or call transactions;

        o       to cover hedging transactions; or

        o       underwritten offerings.

        If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. In making sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

        In connection with the sale of shares, the selling stockholders may, subject to the terms of their agreement with us and applicable law, (i) enter into transactions with brokers, dealers or others, who in turn may engage in short sales of the shares in the course of hedging the positions they assume,
(ii) sell short or deliver shares to close out positions or (iii) loan shares to brokers, dealers or others that may in turn sell such shares. The selling stockholders may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer of the shares. The broker-dealer or other financial institution may then resell or transfer these shares through this prospectus. The selling stockholders may also loan or pledge their shares to a broker-dealer or other financial institution. The broker-dealer or other financial institution may sell the shares which are loaned or pursuant to a right to rehypothecate while pledged or, upon a default, the broker-dealer or other financial institution may sell the pledged shares by use of this prospectus. The broker, dealer or other financial institution may use shares pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowing of shares, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowing of shares. Some or all of the shares offered in this prospectus may also be sold to or through an underwriter or underwriters. Any shares sold in that manner will be acquired by the underwriters for their own accounts and may be resold at different times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. These shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any public offering price and any discounts or concessions allowed or disallowed to be paid to dealers, in connection with any sales to or through an underwriter, may be changed at different times. To our knowledge, there are currently no plans, arrangements or understandings between any selling security holders and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock by the selling security holders.

        The selling stockholders may pay usual and customary or specifically negotiated underwriting discounts and concessions or brokerage fees or commissions in connection with their sales. The selling stockholders have agreed not to use the registration statement of which this prospectus forms a part for purposes of an underwritten offering without our consent.

        The selling stockholders and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

        Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by the selling stockholders or any purchaser relating to the purchase or sale of shares under this prospectus shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act, relating to the sale of any shares.

        We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

        To the extent required by the Securities Act, a prospectus supplement or amendment will be filed and disclose the specific number of shares of common stock to be sold, the name of the selling stockholders, the purchase price, the public offering price, the names of any agent, dealer or underwriter, and any applicable commissions paid or discounts or concessions allowed with respect to a particular offering and other facts material to the transaction.

        We have agreed to bear certain expenses of registration of the common stock under federal and state securities laws and of any offering and sale hereunder but not certain other expenses, such as discounts and commissions of underwriters, brokers, dealers or agents attributable to the sale of the shares, and fees and disbursements of any counsel, advisors or experts retained by or on behalf of any selling stockholders. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the common stock sold, less the aggregate agents' commissions, if any, and other expenses of issuance and distribution not borne by us.

        We have agreed to indemnify the selling security holders against certain liabilities, including certain liabilities under the Securities Act, and to contribute to payments the selling security holders may be required to make in respect thereof.

        We may suspend the use of this prospectus and any supplements hereto upon any event or circumstance which necessitates the making of any changes in the registration statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        The shares may be sold through registered or licensed brokers or dealers if required under applicable state securities laws.

        Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under that rule rather than pursuant to this prospectus.

        We cannot assure you that the selling stockholders will sell any or all of the common stock offered hereunder.

                               FUTURE TRANSACTIONS

        Pursuant to an engagement letter entered into between us and Friedman, Billings, Ramsey and Co., Inc. (FBR) in connection with the private placement that was completed in November 2005, we granted to FBR a right of first refusal to act in certain transactions we enter into or contemplate in which we retain an investment banker, underwriter or placement agent. The compensation to be received by FBR in connection with such transactions would be determined by agreement between us and FBR, subject to the terms of the engagement letter.

                                  LEGAL MATTERS

        The validity of the securities offered by this prospectus is being passed upon by Schreck Brignone, Las Vegas, Nevada.

                                     EXPERTS

        The financial statements as of December 31, 2005 and for the year then ended, as of December 31, 2004 and for the seven month transition period ended December 31, 2004, and for the fiscal year ended May 31, 2004 incorporated by reference in this prospectus, have been audited by Murrell, Hall, McIntosh & Co., PLLP, an independent registered public account firm, as stated in their report in our Annual Report on Form 10-K for the year ended December 31, 2005.

        The information included or incorporated by reference in this prospectus as of December 31, 2005 and 2004 and May 31, 2004, relating to our total gas supply and our owned gas reserves is derived from reserve reports prepared or reviewed by Cawley, Gillespie & Associates, Inc., of Ft. Worth, Texas.

        This information is included or incorporated by reference in this prospectus in reliance upon these firms as experts in matters contained in the reports.

                         HOW TO OBTAIN MORE INFORMATION

        We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information which does not appear in this prospectus. You may read and copy any materials we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding us at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act, as amended, with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or web site.

                 INCORPORATION OF INFORMATION FILED WITH THE SEC

        The SEC allows us to "incorporate by reference" into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed with the SEC. We are incorporating by reference into this prospectus the following documents filed with the SEC:

        o       Our Annual Report on Form 10-K for the period ended December 31,
                2005;

        o       Our Proxy Statement filed with the SEC on May 3, 2006;

        o       Our Quarterly Report on Form 10-Q for the quarter ended March
                31, 2006;

        o Our Current Reports on Form 8-K filed on April 10, 2006, June 1, 2006, June 6, 2006, and June 13, 2006;

        o The description of our common stock contained in our registration statement on Form 8-A12G/A (Amendment No. 2) filed with the SEC on December 7, 2005; and

        o The description of our preferred stock purchase rights contained in our registration statement on Form 8-A12G filed with the SEC on June 1, 2006.

        Any statement incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    The following information contained in documents described above is not incorporated herein by reference: (i) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (ii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section (except the information in Part I of our Quarterly Reports on Form 10-Q).

        Documents incorporated by reference are available from us without charge, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                           Quest Resource Corporation
                          9520 N. May Avenue, Suite 300
                          Oklahoma City, Oklahoma 73120
                                 (405) 488-1304
                                 dgrose@qrcp.net

        You may also access these documents on our website at http://www.qrcp.net/secreports.html.

        All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus.

                          GLOSSARY OF NATURAL GAS TERMS

The following is a description of the meanings of some of the oil and gas industry terms used in this offering memorandum.

Bcf. Billion cubic feet of natural gas.

Bcfe. Billion cubic feet equivalent, determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids.

CBM. Coal bed methane.

Completion. The installation of permanent equipment for the production of oil or natural gas, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

Developed acreage. The number of acres that are allocated or assignable to productive wells or wells capable of production.

Dry hole. A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Frac/Fracturing. The method used to increase the deliverability of a well by pumping a liquid or other substance into a well under pressure to crack and prop open the hydrocarbon formation.

Gathering system. Pipelines and other equipment used to move natural gas from the wellhead to the trunk or the main transmission lines of a pipeline system.

Gross acres or gross wells. The total acres or wells, as the case may be, in which a working interest is owned.

mcf. Thousand cubic feet of natural gas.

mcfe. Thousand cubic feet equivalent, determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids.

mmcf. Million cubic feet of natural gas.

mmcfe. Million cubic feet equivalent, determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids.

Net acres or net wells. The sum of the fractional working interests owned in gross acres or well, as the case may be.

Perforation. The making of holes in casing and cement (if present) to allow formation fluids to enter the well bore.

Productive well. A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Proved developed non-producing reserves. Proved developed reserves that are expected to be recovered from zones behind casings in existing wells.

Proved developed reserves. Proved reserves that can be expected to be recovered from existing wells with existing equipment and operating methods.

Proved reserves. The estimated quantities of crude oil, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved undeveloped reserves or PUD. Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

PV-10 or present value of estimated future net revenues. An estimate of the present value of the estimated future net revenues from proved gas reserves at a date indicated after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of federal income taxes. The estimated future net revenues are discounted at an annual rate of 10% in accordance with the SEC's practice, to determine their "present value." The present value is shown to indicate the effect of time on the value of the revenue stream and should not be construed as being the fair market value of the properties. Estimates of future net revenues are made using oil and natural gas prices and operating costs at the date indicated and held constant for the life of the reserves.

Reserve life index. This index is calculated by dividing total proved reserves by the production from the previous year to estimate the number of years of remaining production.

Reservoir. A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

scf. Standard cubic feet of natural gas.

Undeveloped acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil or gas regardless of whether or not such acreage contains proved reserves.

Working interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and receive a share of production.

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                                13,588,591 Shares

                           Quest Resource Corporation

                                  Common Stock

                               ------------------
                                   PROSPECTUS
                               ------------------

                                  June 12, 2006


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